Exhibit 99.1	GRACO INC.
P.O. Box 1441
Minneapolis, MN
55440-1441
NYSE: GGG

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, January 25, 2021	Financial Contact: Mark Sheahan, 612-623-6656 Media Contact: Charlotte Boyd, 612-623-6153 Charlotte_M_Boyd@graco.com

Graco Reports Record Quarterly Sales and Operating Earnings
Fourth Quarter Sales Growth in All Regions

MINNEAPOLIS (January 25, 2021) – Graco Inc. (NYSE: GGG) today announced results for the fourth quarter ended December 25, 2020.

Summary
$ in millions except per share amounts

	Three Months Ended			Twelve Months Ended
	Dec 25, 2020	Dec 27, 2019	% Change	Dec 25, 2020	Dec 27, 2019	% Change
Net Sales	$470.3	$412.3	14%	$1,650.1	$1,646.0	0%
Operating Earnings	132.1	104.2	27%	391.7	424.5	(8)%
Net Earnings	114.7	84.8	35%	330.5	343.9	(4)%
Diluted Net Earnings per Common Share	$0.66	$0.49	35%	$1.92	$2.00	(4)%

Adjusted (non-GAAP): (1)
Net Earnings, adjusted	$106.0	$82.0	29%	$335.2	$325.4	3%
Diluted Net Earnings per Common Share, adjusted	$0.61	$0.48	27%	$1.95	$1.90	3%
(1) Excludes impacts of impairment, excess tax benefits from stock option exercises and certain non-recurring tax provision adjustments. See Financial Results Adjusted for Comparability below for a reconciliation of adjusted non-GAAP financial measures to GAAP.
•Sales increased by 14 percent in the quarter, led by double-digit sales growth in the Contractor segment and Asia Pacific region.
•Gross profit margin rate for the quarter increased due to strong realized pricing, improved sales volume in the Industrial segment and favorable effects of changes in currency translation rates. Unfavorable product and channel mix in the Contractor segment softened the increase in the gross profit margin rate.
•Operating expense leverage for the quarter remained strong.
•The effective income tax rate for the quarter decreased 5 percentage points primarily due to increases in excess tax benefits related to stock option exercises.

“Sales in the fourth quarter grew double digits on improving Industrial demand and continued strength in the Contractor segment,” said Patrick J. McHale, Graco’s President and CEO. “While several end markets remain soft, we saw improvements in our spray foam, electronics, battery and systems end markets during the quarter. Improvements in these markets coupled with continued robust sales in our professional paint and home center channels resulted in record quarterly sales. Thanks to the hard work of our employees, suppliers and

Page 2 GRACO

distributors during a challenging 2020, we were able to stick to our playbook and fully fund our growth strategies.”

Consolidated Results

Sales for the quarter increased 14 percent from the comparable period last year (12 percent at consistent translation rates). Sales increased 15 percent in the Americas, 7 percent in EMEA (1 percent at consistent translation rates) and 22 percent in Asia Pacific (17 percent at consistent translation rates). Sales for the year were comparable to last year. Sales increased 4 percent in the Americas and 1 percent in Asia Pacific and decreased 9 percent in EMEA (10 percent at consistent translation rates). Changes in currency translation rates increased worldwide sales by $9 million for the quarter (2 percentage points) and did not have a significant impact on full-year comparisons. Sales from acquired operations did not have a meaningful impact for the fourth quarter and increased worldwide sales by $18 million (1 percentage point) for the year.

The fourth quarter gross profit margin rate increased from the comparable period last year as strong realized pricing, improved Industrial segment sales volume and favorable effects of changes in currency translation rates offset the impacts of unfavorable product and channel mix within the Contractor segment. For the year, the gross profit margin rate declined slightly as price realization was not enough to offset the impacts of unfavorable product and channel mix (lower high-margin Industrial segment sales combined with growth in lower-margin Contractor segment sales).

Total operating expenses for the quarter increased $7 million (7 percentage points) mostly due to increases in sales and earnings-based expenses and product development spending. Operating expenses for the year included $35 million of non-cash impairment charges related to the third quarter sale of the Company's U.K.-based valve business (Alco). The impact of the impairment on net earnings for the year was $34 million or $0.20 per diluted share. Total operating expenses before impairment charges for the year decreased $7 million (2 percentage points) as reductions in selling expenses offset increases in product development spending.

Other non-operating expenses decreased $1 million for the quarter mostly due to market valuation fluctuations on investments held to fund certain retirement benefits liabilities. For the year, other non-operating expenses were comparable to last year.

The effective income tax rate for the fourth quarter was 11 percent, down 5 percentage points from the comparable period last year, primarily due to increases in excess tax benefits related to stock option exercises. The effective income tax rate for the year was 12 percent, down 3 percentage points compared to last year. The decrease was due primarily to additional foreign tax benefits and excess tax benefits related to stock option exercises partially offset by non-deductible impairment charges.

Page 3 GRACO

Segment Results

Management assesses performance of segments by reference to operating earnings excluding unallocated corporate expenses. For a reconciliation of segment operating earnings to consolidated operating earnings, refer to the segment information table included in the financial statement section of this release. Certain measurements of segment operations are summarized below:

	Three Months			Twelve Months
	Industrial	Process	Contractor	Industrial	Process	Contractor
Net Sales (in millions)	$212.9	$83.5	$173.9	$677.7	$326.1	$646.3
Percentage change from last year
Sales	9%	(6)%	35%	(9)%	(5)%	17%
Operating earnings	30%	(6)%	44%	(8)%	(16)%	28%
Operating earnings as a percentage of sales
2020	37%	22%	23%	33%	20%	25%
2019	31%	22%	22%	33%	22%	23%

Components of net sales change by geographic region for the Industrial segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	1%	0%	(1)%	0%	(9)%	0%	0%	(9)%
EMEA	2%	0%	6%	8%	(15)%	0%	1%	(14)%
Asia Pacific	23%	0%	6%	29%	(4)%	0%	0%	(4)%
Consolidated	6%	0%	3%	9%	(10)%	0%	1%	(9)%

Recovery in Asia Pacific contributed to Industrial segment sales growth in the fourth quarter. Sales declined for the year as most geographies were impacted by government actions that reduced economic activity. Improved sales volume, strong price realization and lower product costs drove the fourth quarter operating margin rate 6 percentage points higher than last year. Operating margin rate for the year was comparable to last year as price realization and lower product costs offset decreases in sales volume.

Components of net sales change by geographic region for the Process segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	(6)%	3%	0%	(3)%	(10)%	3%	0%	(7)%
EMEA	(24)%	1%	2%	(21)%	(19)%	5%	0%	(14)%
Asia Pacific	(8)%	3%	3%	(2)%	(2)%	11%	0%	9%
Consolidated	(10)%	3%	1%	(6)%	(10)%	5%	0%	(5)%

Process segment sales decreased for the quarter and year, although the rate of decline slowed in the fourth quarter. Operating earnings as a percentage of sales for the fourth quarter were similar to the comparable period last year as the effects of favorable changes in currency translation rates and the impact of divested operations offset lower sales volume. Operating earnings as a percentage of sales declined 2 percentage points for the year driven by lower volume and unfavorable product and channel mix, partially offset by the impact of divested operations.

Page 4 GRACO

Components of net sales change by geographic region for the Contractor segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	39%	0%	0%	39%	20%	0%	0%	20%
EMEA	13%	0%	7%	20%	5%	0%	1%	6%
Asia Pacific	40%	0%	5%	45%	14%	0%	(1)%	13%
Consolidated	33%	0%	2%	35%	17%	0%	0%	17%

Contractor segment sales increased in all geographies for the quarter and year. Continued strength in construction and home improvement markets drove the increase. Operating margin rate for the quarter improved slightly from the comparable period last year as increased sales volume was mostly offset by unfavorable product and channel mix and higher factory spending. Increased sales volume and expense leverage contributed to the increase in the operating margin rate for the year.

Outlook

“Heading into 2021, we expect challenging end market conditions to remain in place for at least the first half in many of our end markets as lockdowns continue,” said McHale. “Our outlook for the Contractor segment remains positive as favorable conditions continue, and demand for our products is solid across major end markets and product categories.”

Page 5 GRACO

Financial Results Adjusted for Comparability

Excluding the impacts of impairment charges, excess tax benefits related to stock option exercises and certain tax provision adjustments presents a more consistent basis for comparison of financial results. A calculation of the non-GAAP measurements of adjusted operating earnings, earnings before income taxes, income taxes, effective income tax rates, net earnings and diluted earnings per share follows (in millions except per share amounts):

	Three Months Ended		Twelve Months Ended
	Dec 25, 2020	Dec 27, 2019	Dec 25, 2020	Dec 27, 2019
Operating earnings, as reported	$132.1	$104.2	$391.7	$424.5
Impairment	—	—	35.2	—
Operating earnings, adjusted	$132.1	$104.2	$426.9	$424.5

Earnings before income taxes, as reported	$129.5	$100.5	$374.7	$405.9
Impairment	—	—	35.2	—
Earnings before income taxes, adjusted	$129.5	$100.5	$409.9	$405.9

Income taxes, as reported	$14.8	$15.7	$44.2	$62.0
Impairment tax benefit	—	—	1.2	—
Excess tax benefit from option exercises	8.7	2.3	21.3	10.4
Other non-recurring tax benefit	—	0.5	8.0	8.1
Income taxes, adjusted	$23.5	$18.5	$74.7	$80.5

Effective income tax rate
As reported	11.4%	15.6%	11.8%	15.3%
Adjusted	18.1%	18.5%	18.2%	19.8%

Net Earnings, as reported	$114.7	$84.8	$330.5	$343.9
Impairment, net	—	—	34.0	—
Excess tax benefit from option exercises	(8.7)	(2.3)	(21.3)	(10.4)
Other non-recurring tax benefit	—	(0.5)	(8.0)	(8.1)
Net Earnings, adjusted	$106.0	$82.0	$335.2	$325.4

Weighted Average Diluted Shares	173.2	171.8	172.0	171.6
Diluted Earnings per Share
As reported	$0.66	$0.49	$1.92	$2.00
Adjusted	$0.61	$0.48	$1.95	$1.90

Cautionary Statement Regarding Forward-Looking Statements

The Company desires to take advantage of the “safe harbor” provisions regarding forward-looking statements of the Private Securities Litigation Reform Act of 1995 and is filing this Cautionary Statement in order to do so. From time to time various forms filed by our Company with the Securities and Exchange Commission, including our Form 10-K, Form 10-Qs and Form 8-Ks, and other disclosures, including our overview report, press releases, earnings releases, analyst briefings, conference calls and other written documents or oral statements released by our Company, may contain forward-looking statements. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” and similar expressions, and reflect our Company’s expectations concerning the future. All forecasts and projections are

Page 6 GRACO

forward-looking statements. Forward-looking statements are based upon currently available information, but various risks and uncertainties may cause our Company’s actual results to differ materially from those expressed in these statements. The Company undertakes no obligation to update these statements in light of new information or future events.

Future results could differ materially from those expressed due to the impact of changes in various factors. These risk factors include, but are not limited to: the impact of the COVID-19 pandemic on our business; economic conditions in the United States and other major world economies; our Company’s growth strategies, which include making acquisitions, investing in new products, expanding geographically and targeting new industries; changes in currency translation rates; the ability to meet our customers’ needs and changes in product demand; supply interruptions or delays; security breaches; new entrants who copy our products or infringe on our intellectual property; risks incident to conducting business internationally; catastrophic events; changes in laws and regulations; compliance with anti-corruption and trade laws; changes in tax rates or the adoption of new tax legislation; the possibility of asset impairments if acquired businesses do not meet performance expectations; political instability; results of and costs associated with litigation, administrative proceedings and regulatory reviews incident to our business; our ability to attract, develop and retain qualified personnel; the possibility of decline in purchases from a few large customers of the Contractor segment; and variations in activity in the construction, automotive, mining and oil and natural gas industries. Please refer to Item 1A of our Annual Report on Form 10-K for fiscal year 2019 (and most recent Form 10-Q) for a more comprehensive discussion of these and other risk factors. These reports are available on the Company’s website at www.graco.com and the Securities and Exchange Commission’s website at www.sec.gov. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investors should realize that factors other than those identified above and in Item 1A might prove important to the Company’s future results. It is not possible for management to identify each and every factor that may have an impact on the Company’s operations in the future as new factors can develop from time to time.

Conference Call

Graco management will hold a conference call, including slides via webcast, with analysts and institutional investors on Tuesday, January 26, 2021, at 11 a.m. ET, 10 a.m. CT, to discuss Graco’s fourth quarter results.

A real-time listen-only webcast of the conference call will be broadcast by Nasdaq. Individuals can access the call and view the slides on the Company’s website at www.graco.com. Listeners should go to the website at least 15 minutes prior to the live conference call to install any necessary audio software.

For those unable to listen to the live event, a replay will be available soon after the conference call at Graco’s website, or by telephone beginning at approximately 2 p.m. ET on Tuesday, January 26, 2021, by dialing 855-859-2056, Conference ID # 5162659, if calling within the U.S. or Canada. The dial-in number for international participants is 404-537-3406, with the same Conference ID #. The replay by telephone will be available through 1 p.m. ET on Tuesday, February 2, 2021.

About Graco

Graco Inc. supplies technology and expertise for the management of fluids and coatings in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid and powder materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com.

Page 7 GRACO

GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 25, 2020	Dec 27, 2019	Dec 25, 2020	Dec 27, 2019
Net Sales	$470,340	$412,292	$1,650,115	$1,646,045
Cost of products sold	225,516	202,911	795,178	786,289
Gross Profit	244,824	209,381	854,937	859,756
Product development	19,450	16,941	72,194	67,557
Selling, marketing and distribution	60,043	57,529	220,271	234,325
General and administrative	33,203	30,742	135,525	133,418
Impairment	—	—	35,229	—
Operating Earnings	132,128	104,169	391,718	424,456
Interest expense	2,572	2,526	11,280	13,110
Other expense (income), net	49	1,109	5,787	5,469
Earnings Before Income Taxes	129,507	100,534	374,651	405,877
Income taxes	14,816	15,699	44,195	62,024
Net Earnings	$114,691	$84,835	$330,456	$343,853
Net Earnings per Common Share
Basic	$0.68	$0.51	$1.97	$2.06
Diluted	$0.66	$0.49	$1.92	$2.00
Weighted Average Number of Shares
Basic	168,104	166,911	167,462	166,515
Diluted	173,187	171,814	172,008	171,624

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Dec 25, 2020	Dec 27, 2019	Dec 25, 2020	Dec 27, 2019
Net Sales
Industrial	$212,904	$194,773	$677,680	$747,396
Process	83,495	88,882	326,105	344,930
Contractor	173,941	128,637	646,330	553,719
Total	$470,340	$412,292	$1,650,115	$1,646,045
Operating Earnings
Industrial	$78,565	$60,562	$226,575	$247,216
Process	18,528	19,781	64,498	76,367
Contractor	39,969	27,684	164,549	128,282
Unallocated corporate (expense)	(4,934)	(3,858)	(28,675)	(27,409)
Impairment	—	—	(35,229)	—
Total	$132,128	$104,169	$391,718	$424,456

Page 8 GRACO

GRACO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	Dec 25, 2020	Dec 27, 2019
ASSETS
Current Assets
Cash and cash equivalents	$378,909	$220,973
Accounts receivable, less allowances of $4,400 and $5,300	314,946	267,345
Inventories	285,704	273,233
Other current assets	44,242	29,917
Total current assets	1,023,801	791,468
Property, Plant and Equipment, net	350,750	325,546
Goodwill	347,603	307,663
Other Intangible Assets, net	160,669	162,623
Operating Lease Assets	37,807	29,891
Deferred Income Taxes	25,828	39,327
Other Assets	41,670	35,692
Total Assets	$1,988,128	$1,692,210
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes payable to banks	$22,183	$7,732
Trade accounts payable	58,305	54,117
Salaries and incentives	52,005	51,301
Dividends payable	31,636	29,235
Other current liabilities	157,260	142,937
Total current liabilities	321,389	285,322
Long-term Debt	150,000	164,298
Retirement Benefits and Deferred Compensation	184,747	182,707
Operating Lease Liabilities	29,224	24,176
Deferred Income Taxes	10,264	10,776
Other Non-current Liabilities	8,600	—
Shareholders’ Equity
Common stock	168,568	167,287
Additional paid-in-capital	671,206	578,440
Retained earnings	568,295	448,991
Accumulated other comprehensive income (loss)	(124,165)	(169,787)
Total shareholders’ equity	1,283,904	1,024,931
Total Liabilities and Shareholders’ Equity	$1,988,128	$1,692,210

Page 9 GRACO

GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Year Ended
	Dec 25, 2020	Dec 27, 2019
Cash Flows From Operating Activities
Net Earnings	$330,456	$343,853
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	55,329	48,911
Deferred income taxes	10,747	(6,411)
Share-based compensation	25,153	26,669
Impairment	35,229	—
Change in
Accounts receivable	(43,122)	8,934
Inventories	(13,086)	12,435
Trade accounts payable	6,820	(539)
Salaries and incentives	(2,622)	(14,069)
Retirement benefits and deferred compensation	(6,703)	13,264
Other accrued liabilities	(3,772)	(11,510)
Other	(394)	(2,803)
Net cash provided by operating activities	394,035	418,734
Cash Flows From Investing Activities
Property, plant and equipment additions	(71,338)	(127,953)
Acquisition of businesses, net of cash acquired	(27,557)	(26,577)
Other	(143)	(939)
Net cash provided by (used in) investing activities	(99,038)	(155,469)
Cash Flows From Financing Activities
Borrowings (payments) on short-term lines of credit, net	(1,986)	(3,341)
Borrowings on long-term lines of credit	250,000	105,423
Payments on long-term debt and lines of credit	(250,000)	(207,191)
Common stock issued	83,438	48,250
Common stock repurchased	(102,143)	(9,482)
Taxes paid related to net share settlement of equity awards	(1,797)	(1,268)
Cash dividends paid	(116,983)	(106,443)
Net cash provided by (used in) financing activities	(139,471)	(174,052)
Effect of exchange rate changes on cash	2,410	(358)
Net increase (decrease) in cash and cash equivalents	157,936	88,855
Cash and Cash Equivalents
Beginning of year	220,973	132,118
End of year	$378,909	$220,973

# # #